UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
___________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
___________________________

Filed by the Registrant                                 [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[  ]           Soliciting Material Pursuant to Sec. 240.14a-12

ONCOLOGIX TECH, INC.
(Name of Registrant Specified in Charter)

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[  ]           Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:
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[  ]           Fee paid previously with preliminary materials

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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Oncologix Tech, Inc.

February 1, 2011

Dear Stockholder:

This Proxy Statement is furnished to you by the Board of Directors of Oncologix Tech, Inc., a Nevada corporation (“we”, “us”, “our”, the “Company” or “Oncologix”), in connection with their request that you give your written consent via proxy to the following Proposals:

1.           Approval of an amendment to the Company’s Articles of Incorporation to increase the authorized Common Stock from 200,000,000 shares to 400,000,000 shares; and

2.           Approval of an amendment to the Company’s Articles of Incorporation to authorize the Board of Directors, without the further consent of shareholders, to adopt any re-capitalization affecting the outstanding securities of the Company by effecting a forward or reverse split of all of the outstanding securities of the Company, with appropriate adjustments to the Company’s capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation, all on such basis and under such circumstances as the Board of Directors may determine.

The Board of Directors has unanimously approved the Proposals and is requesting the holders of our outstanding shares of the Company’s common stock (the “Common Stock”) to appoint a proxy to give their written consent to the Proposals. We do not intend to and are not required to have a special meeting to consider the Proposals under Nevada law.

In accordance with Nevada law and the Company’s Bylaws, the Board of Directors set January 20, 2011 as the record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the Proposals.  Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Proposals.  Under Nevada law, in order for the Proposals to become effective, it will require the written consent of at least a majority of the Company’s outstanding shares of Common Stock.

By Order of the Board of Directors,

/s/ Anthony Silverman________________________
ANTHONY SILVERMAN
Chief Executive Officer

ONCOLOGIX TECH, INC.

PROXY STATEMENT

GENERAL INFORMATION

In this Proxy Statement, references to the “Company”, “Oncologix ”, “we”, “us” or “our” refer to Oncologix Tech, Inc., a Nevada corporation, and its subsidiaries. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in the Appendices hereto.

What are we asking you to do?

            The Company is asking you to consent via proxy to certain corporate action:  an amendment to the Company’s Articles of Incorporation to increase the authorized Common Stock from 200,000,000 shares to 400,000,000 shares and an amendment to the Company’s Articles of Incorporation delegating to our Board of Directors the authority to effect a forward or reverse split of our outstanding capital stock.  Please see the sections titled “PROPOSAL NO. 1” and “PROPOSAL NO. 2” for the full text of, and a more complete description of, the Proposals.

Who is making the solicitation?

            The solicitation is being made by the Company’s Board of Directors.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ACCORDINGLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSALS.

Who is paying for the solicitation?

            The Company will pay the costs of preparing and disseminating this Proxy Statement and the material enclosed herewith.  We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of consents.

Who can consent to the Proposals?

            Only holders of record of our Common Stock at the close of business on January 20, 2011 have the right to consent to the Proposals. You have the right to consent to the Proposals with respect to shares of Common Stock you held on that date.  As of the Record Date, January 20, 2011, there were 190,288,993 shares of our Common Stock outstanding.

What should you do to consent?

You may consent to the Proposals by signing the Proxy Card attached to this Proxy Statement and returning it in the enclosed postage-paid envelope. A pre-addressed, postage-paid envelope is provided for this purpose. Alternatively, you may consent to the Proposals by marking, signing and dating the enclosed form of Proxy Card as promptly as possible and returning it by fax to (602)241-1260.

How many consents must be granted in favor of the Proposals?

            The Proposals will require the written consent of at least a majority of the outstanding shares of Company’s Common Stock. Thus, any abstentions, “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary authority to consent on a particular matter and have received no instructions from the beneficial owners or persons entitled to consent thereon), or other limited proxies will have the effect of a rejection of the Proposals.

Can I change or revoke my consent?

            Yes. If you deliver a consent by mail, by facsimile or via the Internet, you have the right to revoke your consent in writing (by mailing or by facsimile of another Consent Card indicating you do not consent to the Proposal(s), which Card bears a later date) or via the Internet (by voting online at a later time), provided that any revocation of your Consent will only be effective if the Company has not already received Consents from a majority of the Company’s outstanding shares of Common Stock.

Is Shareholder Consent to the Proposals Assured?

 While shareholder consent to the Proposals cannot be assured, it is expected that members of Management holding 9.34% of the outstanding common shares would consent to the Proposals. The Company has not entered into any agreements to obtain any consents not, to our knowledge, have any other parties done so.

PROPOSAL NO. 1

A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO AUTHORIZE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK, $0.001 PAR VALUE, FROM 200,000,000 SHARES TO 400,000,000 SHARES.

The first paragraph of Article 4 of the Company’s Articles of Incorporation e is to be deleted in its entirety and amended so as to read as follows:

4.           “The authorized capital stock of this corporation shall be four hundred million (400,000,000) shares of common stock, $.001 par value, and ten million (10,000,000) shares of preferred stock, $.001 par value. Such shares may be issued from time to time for such consideration as may be fixed by the Board of Directors.”

Regulatory Approval

           Under this Proposal, we must file a Certificate of Amendment to our Articles of Incorporation with, and have it accepted by, the Nevada Secretary of State to amend our Articles of Incorporation.

Shareholder Approval Required

           On January 21, 2011, the Board of Directors adopted a resolution setting forth the proposed terms of the Amendment and declared it advisable and in the best interests of the Company and its stockholders. Pursuant to Section 78.390 of the Nevada Revised Statutes, once a board of directors has adopted a resolution setting forth an amendment to a corporation’s Articles of Incorporation, the amendment requires the approval of shareholders holding a majority of the outstanding shares. As of the Record Date, the Common Stock was the only class of outstanding voting securities. The holders of the Common Stock are entitled to one vote for each share.

Reason for Proposal

Currently, the Company has 200,000,000 shares of Common Stock authorized, of which 190,288,993 shares are issued and outstanding as of the record date, and an additional 4,188,272 shares which are reserved for issuance upon the exercise and conversion of Series A Preferred Stock, convertible promissory notes and stock options.  As we have only 9,711,007 shares of authorized but unissued shares of common stock as of the date of this Proxy Statement (not including an additional 4,188,272 shares which are reserved for issuance upon the exercise and conversion of Series A Preferred Stock, convertible promissory notes and stock options), it is evident that we are limited in the issuance of any additional shares of our common stock.

As has been stated in previous reports, any successful implementation of our present plans, or indeed any exploitation of any other opportunity that may arise, will depend on our ability to raise sufficient funds. The most likely source of such funds is the sale and issuance of common stock.  In view of the low trading price of our common stock ($0.02 as of January 20, 2011) and the fact that we have such a limited number of shares of common stock authorized (only 9,711,007 shares of authorized but unissued shares of common stock, not including an additional 4,188,272 shares which are reserved for issuance upon the exercise and conversion of convertible securities, it is apparent that a significant number of additional shares must become available.  In the judgment of the Board of Directors that number of shares presently authorized is not sufficient to permit the Company to raise additional funds in carrying out our present plans, to offer shares or options to purchase shares to key employees, to acquire other businesses or exploit business opportunities that may arise.  Shareholder consent to this Amendment is therefore believed to be essential to the Company’s ability to accomplish it present plans.  The Board believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in amounts adequate to provide for the Company’s future needs as may be determined from time to time in the exercise of judgment by its Board of Directors.  The unissued shares of the Common Stock will be available for issuance for time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing and acquisitions transactions. The Board of Directors would be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of seeking and obtaining the consent of the shareholders to an increase in the authorized capital.  If, in a particular transaction, shareholder approval were required by law or otherwise deemed advisable by the Board of Directors, then the matter would be referred to the shareholders for their approval notwithstanding that the Company may have requisite number of shares to consummate the transaction.  There will be a dilutive effect from the issuance of shares in connection with a financing involving the sale of equity in the Company, a business combination or otherwise as is typically the case with publicly held operating companies.

Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of Common Stock.  Adoption of the Amendment to our Articles of Incorporation alone, without further action by the Board of Directors, would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders.

To the extent that the additional authorized shares of capital stock are issued in the future, they may decrease existing shareholders’ percentage equity ownership, could be dilutive to the voting rights of existing shareholders and, depending on the price at which they are issued, have a negative effect on the market price of the Common Stock. Current shareholders have no preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership thereof.

The Company could also use the additional shares of capital stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans to do so.  The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Any such transactions may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company’s business and financial results.

The Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any agreement or the Articles of Incorporation or the Bylaws of the Company.  However, the Company’s shareholders should note that the availability of additional authorized and unissued shares of capital stock could make any attempt to gain control of the Company or the Board of Directors more difficult or time consuming.  The Company could use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company.  Although this proposal to increase the authorized number of shares of capital stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

Consequences of Failure of Approval

If this Proposal is not approved, we expect to be severely hindered in any effort to raise additional funds, complete our existing plans or acquire any other business or assets.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS CONSENT TO THE PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK, $0.001 PAR VALUE, FROM 200,000,000 SHARES TO 400,000,000 SHARES.

PROPOSAL NO. 2

A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS, WITHOUT THE CONSENT OF SHAREHOLDERS, TO ADOPT A RE-CAPITALIZATION AFFECTING THE OUTSTANDING SECURITIES OF THE COMPANY BY EFFECTING A FORWARD OR REVERSE SPLIT OF ALL OF THE OUTSTANDING SECURITIES OF THE COMPANY, WITH APPROPRIATE ADJUSTMENTS TO THE COMPANY’S CAPITAL ACCOUNTS.

The text of a new Article 16 to be added to the Company’s Articles of Incorporation is as follows:

16.  A share dividend, division or combination of the corporation’s capital stock may be effected by action of the Board of Directors alone, without the approval of the shareholders. In effecting a division or combination of the capital stock, the Board of Directors may amend these Articles to increase or decrease the par value of shares of capital stock, increase or decrease the number of authorized shares of capital stock, and make any other change necessary to assure that the rights or preferences of the holders of all outstanding shares of any class or series will not be adversely affected by the division or combination. For purposes of this Article 16, an increase or decrease in the relative voting rights of the shares of capital stock that are the subject of the division or combination that arises solely from the increase or decrease in the number of shares outstanding is not an adverse effect on the outstanding shares of any class or series, including any increase in the percentage of authorized shares remaining unissued arising solely from the elimination of fractional shares. The Board of Directors may adopt a procedure whereunder the fractional shares that result from action taken pursuant to this Article 16 are eliminated and the holders thereof compensated in a manner that complies with applicable law and that the Board of Directors finds to be fair to such holders.

Statutory Basis for Proposal

Section 78.2055, Nevada Revised Statutes, provides as follows:

1.           Unless otherwise provided in the articles of incorporation, a corporation that desires to decrease the number of issued and outstanding shares of a class or series held by each stockholder of record at the effective date and time of the change without correspondingly decreasing the number of authorized shares of the same class or series may do so if:

                (a) The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and
                (b) The proposal is approved by the vote of stockholders holding a majority of the voting power of the affected class or series, or such greater proportion as may be provided in the articles of incorporation, regardless of limitations or restrictions on the voting power of the affected class or series.
2.            If the proposal required by subsection 1 is approved by the stockholders entitled to vote, the corporation may reissue its stock in accordance with the proposal after the effective date and time of the change.
3.            Except as otherwise provided in this subsection, if a proposed decrease in the number of issued and outstanding shares of any class or series would adversely alter or change any preference, or any relative or other right given to any other class or series of outstanding shares, then the decrease must be approved by the vote, in addition to any vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the decrease, or such greater proportion as may be provided in the articles of incorporation, regardless of limitations or restrictions on the voting power of the adversely affected class or series. The decrease does not have to be approved by the vote of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the decrease if the articles of incorporation specifically deny the right to vote on such a decrease.
4.            Any proposal to decrease the number of issued and outstanding shares of any class or series, if any, that includes provisions pursuant to which only money will be paid or scrip will be issued to stockholders who:
                (a) Before the decrease in the number of shares becomes effective, hold 1 percent or more of the outstanding shares of the affected class or series; and
                (b) Would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all their outstanding shares,  is subject to the provisions of NRS 92A.300 to 92A.500, inclusive. If the proposal is subject to those provisions, any stockholder who is obligated to accept money or scrip rather than receive a fraction of a share resulting from the action taken pursuant to this section may dissent in accordance with the provisions of NRS 92A.300 to 92A.500, inclusive, and obtain payment of the fair value of the fraction of a share to which the stockholder would otherwise be entitled.

The purpose of the Proposal is to amendment to the Articles of Incorporation so as to permit a more efficient and more economical method to effect a forward or reverse split of the Company’s outstanding capital stock as permitted by Paragraph 1 of this statute.  The statutory basis for making this change is provided by the words, “otherwise provided in the articles of incorporation” in the first sentence of Paragraph 1 of Section 78.2055, Nevada Revised Statutes, as set forth above.

Regulatory Approval

           Under this Proposal, we must file a Certificate of Amendment to our Articles of Incorporation with, and have it accepted by, the Nevada Secretary of State to amend our Articles of Incorporation.

Shareholder Approval Required

           On January 21, 2011 the Board of Directors adopted a resolution setting forth the proposed terms of the Amendment and declared it advisable and in the best interests of the Company and its stockholders. Pursuant to Section 78.390 of the Nevada Revised Statutes, once a board of directors has adopted a resolution setting forth an amendment to a corporation’s Articles of Incorporation, the amendment requires the approval of shareholders holding a majority of the outstanding shares. As of the Record Date, the Common Stock was the only class of outstanding voting securities. The holders of the Common Stock are entitled to one vote for each share.

Reason for Proposal

This amendment, if adopted, will authorize the Board of Directors to effect a "stock split" or "reverse split" of the Company's outstanding capital stock without the necessity of obtaining further shareholder approval. Such action may be taken, for example, as a means of facilitating further financing or increasing the per share price of outstanding stock to meet the listing requirements of a registered stock exchange. By eliminating the need for shareholder action, the Company would be able to take such action without incurring the time and expense required to obtain shareholder approval.

As has been stated above and in our previous reports, any successful implementation of our present plans, or indeed any exploitation of any other opportunity that may arise, will depend on our ability to raise sufficient funds. The most likely source of such funds is the sale and issuance of common stock.  In view of the low trading price of our common stock ($0.02 as of January 20, 2011) and the fact that we have such a limited number of shares of common stock authorized (only 9,711,007 shares of authorized but unissued shares of common stock, not including an additional 4,188,272 shares which are reserved for issuance upon the exercise and conversion of convertible securities, it seems unmistakable that a significant number of additional shares must become available.  While adoption of Proposal No. 1 would alleviate that concern, in the judgment of the Board of Directors, it would be in the best interests of the Company and its shareholders that the Company also has the option of creating additional shares through a “reverse split” of its then presently outstanding shares.  Any financing that become necessary for the Company to accomplish its plans will depend on the market for shares as it then exists.  The Board of Directors believes that when such financing opportunity arrives, it would be in the best interests of the Company and its shareholders to have the ability to affect a forward or reverse split in addition to the issuance new shares of authorized common stock.  However, since the amount of funding and number of shares necessary to be issued in the future cannot now be determined, and since a requirement for shareholder action at that time will result in a substantial delay in the implementation of such funding, it is considered that delegating the requested authority to the Board of Directors would facilitate any future business operations and the funding therefor.

The Board of Directors has modeled the language of the proposed amendment on provisions of the business corporation code of the State of Minnesota, in particular Section 302A.402, allowing a corporation’s articles of incorporation, or an amendment thereto, to provide that a corporation may effect a share division or combination by action of the board alone, without the approval of shareholders.

The prevailing public trading price for our stock for the past year has been between $0.02 and $0.06 per share. The Board of Directors does not believe that such a price range is attractive to parties that might be interested in making an investment in the Company. If, for example, our stock were to be “reverse split” on a 1:50 basis, each stockholder would remain the holder of one share for each thirty now held, while his or her percentage ownership in the Company would remain unchanged. The expectation would be, in that example, the shares would trade in a range of $1.00 to $3.00.  It should be understood, however, that such a mathematical ratio may not in fact result and the possibility exists that any new trading range would not arithmetically reflect the exchange ratio of the “reverse split”.

The factors to be considered by the Board of Directors are the extent to which a change in the public trading range for the Registrant’s common stock will be such as to facilitate future financings and/or future business combinations or to establish or maintain the stock’s eligibility for trading on an exchange. In each case, the views of prospective investors, underwriters, placement agents and merger partners will be given the weight determined by the Registrant’s Board of Directors acting in the best interests of the shareholders as they perceive it to be in the exercise of their prudent business judgment.  The Company does not intend to affect a “reverse split” in connection with any transaction or series of transactions in which the Company would no longer remain a public company.

It is a typical feature of “reverse splits” that a number of shareholders will remain with a fractional share. That is, their holdings will then consist of a certain number of shares plus a fraction of one share, the size of the fraction being dependent on the ratio of the “reverse split”. In such cases, the Company will not issue any fractional shares but will, in lieu thereof, either round up the fractional share to one full share or pay the holder cash in the amount of the then fair value of the shares. Because fair value will depend on circumstances existing at the time, the fair value of the shares cannot now be predicted.

Consequences of Failure of Approval

If this Proposal is not approved, we expect to be severely hindered in any effort to raise additional funds, complete our existing plans or acquire any other business or assets.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS CONSENT TO THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION, WITHOUT THE CONSENT OF SHAREHOLDERS, TO ADOPT A RE-CAPITALIZATION AFFECTING THE OUTSTANDING SECURITIES OF THE COMPANY BY EFFECTING A FORWARD OR REVERSE SPLIT OF ALL OF THE OUTSTANDING SECURITIES OF THE COMPANY, WITH  APPROPRIATE ADJUSTMENTS TO THE COMPANY'S CAPITAL ACCOUNTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of January 20, 2011, certain information with regard to the beneficial ownership of our common stock held by (i) each shareholder known by us to beneficially own 5% or more of our outstanding common stock, (ii) each director individually, (iii) the named executive officers and (iv) all of our officers and directors as a group:

	Name and Address	Amount and Nature		Percent
Title of Class	of Beneficial Owner (2)	of Beneficial Owner (1)		of Class (1)(3)

Common Stock	Anthony Silverman	17,784,850	(4)	9.35%

Common Stock	Michael Kramarz	51,000	(5)	0.03%

Common Stock	Judy Lindstrom	20,000	(6)	0.01%

Common Stock	Barry Griffith	109,000	(7)	0.06%

Common Stock	Steven Kurtzman, MD	400,000	(8)	0.21%

Common Stock	Pension Financial Services of Canada Inc.	10,736,745	(9)	5.64%
	360 St. Jacques Quest
	Suite 1100
	Montreal, Quebec, H2Y 1P5

Common Stock	All directors and executive officers	18,364,850		9.62%
	as a group

          Less than 1%
(1)	Unless otherwise noted, the address of each holder is P.O. Box 8832, Grand Rapids, MI 49518-8832.
(2)
A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from January 7, 2010 through the exercise of any option, warrant or other right. Shares of Common Stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are deemed outstanding solely for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person.

(3)	The amounts and percentages in the table are based upon 190,288,993 shares of Common Stock outstanding as of January 20, 2011.
(4)	Includes 14,000 shares subject to vested options, direct ownership of 17,770,850 shares.
(5)	Includes 51,000 shares subject to vested options.
(6)	Includes 20,000 shares subject to vested options.
(7)	Includes 100,000 shares subject to vested options and 9,000 shares of stock underlying units held.
(8)	Includes 400,000 shares subject to vested options.
(9)	Includes direct ownership of 10,736,745 shares.

FORWARD LOOKING STATEMENTS

This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements by the Company of expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company's future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

DATED:  February 1, 2011

By Order of the Board of Directors

__/s/ Anthony Silverman______________

Anthony Silverman, Chief Executive Officer

THIS REQUEST FOR WRITTEN CONSENT VIA PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS OF ONCOLOGIX TECH, INC.

WRITTEN CONSENT VIA PROXY IN CONNECTION WITH ACTION
WITHOUT A MEETING OF STOCKHOLDERS

The undersigned shareholder of Oncologix Tech, Inc., a Nevada corporation (the “Company”), hereby appoints Michael Kramarz and Anthony Silverman, each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to execute a written consent under Nevada Revised Statutes Section 78.320(2) and (3) entitled “Stockholders’ Meetings:  Consent for actions taken without a meeting” on the matter set forth below.

TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO AUTHORIZE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK, $0.001 PAR VALUE, FROM 200,000,000 SHARES TO 400,000,000 SHARES.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS, WITHOUT THE CONSENT OF SHAREHOLDERS, TO ADOPT A RE-CAPITALIZATION AFFECTING THE OUTSTANDING SECURITIES OF THE COMPANY BY EFFECTING A FORWARD OR REVERSE SPLIT OF ALL OF THEOUTSTANDING SECURITIES OF THE COMPANY, WITH APPROPRIATE ADJUSTMENTS TO THE COMPANY'S CAPITAL ACCOUNTS.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

Receipt of a Proxy Statement, dated January __, 2011, related to this Request for Written Consent via Proxy is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ABOVE.

Dated:                                           , 2011

Please sign exactly as your name appears above.  When shares are held in common or in joint tenancy, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

SHARES:                                                                               SIGNATURES:

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